Exhibit 99.1

Explanation of Responses

The 11,383,201 shares of the common stock, par value $0.01 per share (the “Common Stock”), of TransDigm Group Incorporated (the “Company”) are held by TD Group Holdings, LLC (“TD LLC”).  Warburg Pincus Private Equity VIII, L.P. (“WP VIII”), including two affiliated partnerships, is the managing member of TD LLC, and as such, has voting and investment power over the shares of Common Stock held by TD LLC, including the shares with respect to which WP VIII does not have a pecuniary interest. WP VIII disclaims beneficial ownership of all shares of Common Stock in respect of which WP VIII does not have a pecuniary interest. Warburg Pincus Partners, LLC (“WP Partners LLC”), a subsidiary of Warburg Pincus & Co. (“WP”), is the sole general partner of WP VIII.   WP VIII is managed by Warburg Pincus LLC (“WP LLC” and together with WP, WP VIII and WP Partners LLC, the “Warburg Entities”).  David Barr, a director of the Company, is a General Partner of WP and Managing Director and Member of WP LLC and by reason of the provisions of Rule 16a-1 under the Securities Exchange Act of 1934, as amended, Mr. Barr may be deemed to be the beneficial owner of an indeterminate portion of the shares of Common Stock beneficially owned by TD LLC.  Mr. Barr disclaims beneficial ownership of all shares held by TD LLC except to the extent of any pecuniary interest therein.  WP Partners LLC and WP LLC may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934, as amended) in an indeterminate portion of the shares of Common Stock held by TD LLC.  WP Partners LLC and WP LLC disclaim beneficial ownership of all such shares held by TD LLC except to the extent of any pecuniary interest therein.  Charles R. Kaye and Joseph P. Landy are Managing General Partners of WP and Managing Members of WP LLC and may be deemed to control the Warburg Entities.   Messrs. Kaye and Landy disclaim beneficial ownership of all shares of Common Stock held by TD LLC except to the extent of any pecuniary interest therein. The address of the Warburg Entities is 466 Lexington Avenue, New York, New York 10017.